UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  March 20, 2015

-------------------------------------------------------------------------------------

JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

_________________________________________________________________

(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors;

Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announces that Ted Sharp, a member of the Board of Directors, died on March 20, 2015. Mr. Sharp had been a Director since 2004 and served as Chairman of the Company’s Audit Committee.

Due to the death of Mr. Sharp, the Company’s Board of Directors currently consists of 3 members, of which 2 are Independent. Under NASDAQ Listing Rule 5605, the Company is required to have a majority of its Directors be Independent. Additionally, the Audit Committee must consist of at least 3 Directors, all of which must be Independent. The Company has launched a search for a new Independent Director who will have the necessary qualifications and financial experience to serve on the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2015

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  “Donald M. Boone”

Name: Donald Boone

Title: President/Chief Executive Officer/Director

Date: March 25, 2015

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  “Murray G. Smith”

Name: Murray G. Smith

Title: Chief Financial Officer